UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                    Filed Pursuant to Section 13 OR 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 1, 1997




                              CAPSTAR HOTEL COMPANY
             (Exact name of registrant as specified in its charter)



        DELAWARE                     1-12017               52-1979383
(State or other jurisdiction    (Commission File   (IRS Employer Identification
       of incorporation)              Number)               Number)



                           1010 Wisconsin Avenue, N.W.
                                   Suite 650
                             Washington, D.C. 20007
                    (Address of principal executive offices)



Registrant's telephone number, including area code:  (202) 965-4455

ITEM 2.     ACQUISITIONS

     On August 1, 1997, CapStar Hotel Company's ("CapStar") independent certified public accountants completed an audit of the National Airport Hilton hotel (the "Hotel"). The Hotel's audited financial statements demonstrated for the first time that CapStar's acquisition of the Hotel consitutes an acquisition of a "significant amount of assets" as such phrase is defined in Item 2 of Form 8-K and Sections 210.11-01(d), 210.11-01(b) and 210.3-05(b)(2)(ii) of Regulation
S-X of the Securities and Exchange Commission.

     CapStar acquired the Hotel from US Hotel Associates for an aggregate purchase price of approximately $36.5 million. To fund the acquisition, CapStar drew down the purchase price from its senior credit facility. Based on the financial statements and related information available to CapStar on the date of its acquisition of the Hotel (July 2, 1997), such acquisition did not constitute an acquisition of a "significant amount of assets" at such date.



ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA

            FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial Statements:

The Board of Directors
Capstar Hotel Company:


INDEPENDENT AUDITORS' REPORT

      We have audited the accompanying balance sheet of the National Airport Hilton (the "Hotel") as of December 31, 1996, and the related statements of operations, owner's deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the National Airport Hilton as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                   KPMG Peat Marwick LLP

Washington, D.C.
July 25, 1997

                         NATIONAL AIRPORT HILTON
                             BALANCE SHEETS
            MARCH 31, 1997 (UNAUDITED) AND DECEMBER 31, 1996

                                                                             1997            1996
                                                                         ------------    ------------
                                                                          (unaudited)
Assets
Cash .................................................................   $    137,122         224,725
Escrow accounts ......................................................        419,512         349,869
Accounts receivable, net .............................................        554,649         338,568
Inventory ............................................................        365,873         366,078
Hotel property:
  Land ...............................................................      1,900,000       1,900,000
  Building and building improvements, net of accumulated
    depreciation of $6,358,829 as of March 31, 1997 and
    $6,231,741 as of December 31, 1996 ...............................     14,529,334      14,255,113
                                                                         ------------    ------------


Total hotel property .................................................     16,429,334      16,155,113

Deferred financing costs, net of accumulated amortization of
  $2,333,328 as of March 31, 1997 and $1,895,829 as of December
  31, 1996 ...........................................................      1,166,672       1,604,171
Deposits and other assets ............................................         71,742          75,976
                                                                         ------------    ------------
                                                                         $ 19,144,904      19,114,500
                                                                         ============    ============

Liabilities and Owner's Deficit
Accounts payable and accrued expenses:
  Accounts payable and other accrued expenses ........................   $  2,066,936       1,216,663
  Deferred interest payable (note 3) .................................      3,500,000       3,500,000
                                                                         ------------    ------------


Total accounts payable and accrued expenses ..........................      5,566,936       4,716,663
Notes payable (note 3) ...............................................     23,557,000      23,557,000

Advanced deposits ....................................................         67,574          67,574
                                                                         ------------    ------------


Total liabilities ....................................................     29,191,510      28,341,237

Owner's deficit ......................................................    (10,046,606)     (9,226,737)
                                                                         ------------    ------------
                                                                         $ 19,144,904      19,114,500
                                                                         ============    ============


See accompanying notes to financial statements.

                         NATIONAL AIRPORT HILTON
                        STATEMENTS OF OPERATIONS
       FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED) AND
                    THE YEAR ENDED DECEMBER 31, 1996


                                                     1997               1996
                                                  -----------       -----------
                                                  (unaudited)
Hotel operating revenue:
  Room rental ..............................      $ 1,856,553         8,212,957
  Food and beverage sales ..................          578,611         2,663,449
  Other operating departments ..............          122,269           597,321
                                                  -----------       -----------
Total hotel operating revenue ..............        2,557,433        11,473,727
                                                  -----------       -----------
Hotel operating expenses:
  Rooms ....................................          434,645         1,931,283
  Food and beverage ........................          490,617         2,217,016
  Other operating departments ..............           99,623           406,475
Undistributed operating expenses:
  Administrative and general ...............          351,056         1,449,597
  Marketing ................................          196,879           707,010
  Utilities ................................          144,040           568,197
  Repairs and maintenance ..................          141,540           440,317
  Depreciation .............................          127,088           508,350
  Management fee (note 4) ..................          102,345           457,607
  Franchise fee (note 5) ...................           92,827           216,884
  Insurance and taxes ......................          126,358           567,306
  Equipment leases .........................           17,354            51,980
  Interest expense (note 3) ................        1,038,917         4,124,837
  Other ....................................           14,013            57,390
                                                  -----------       -----------
Total expenses .............................        3,377,302        13,704,249
                                                  -----------       -----------
Net loss ...................................      $  (819,869)       (2,230,522)
                                                  ===========       ===========



See accompanying notes to financial statements.

                         NATIONAL AIRPORT HILTON
                      STATEMENTS OF OWNER'S DEFICIT
          FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
                  AND THE YEAR ENDED DECEMBER 31, 1996



Balance, December 31, 1995 ......................................  $ (7,135,778)
  Capital contribution ..........................................       139,563
  Net loss ......................................................    (2,230,522)
                                                                   ------------


Balance, December 31, 1996 ......................................    (9,226,737)
                                                                   ------------


  Net loss ......................................................      (819,869)
                                                                   ------------



Balance, March 31, 1997 .........................................  $(10,046,606)
                                                                   ============





See accompanying notes to the financial statements.

                         NATIONAL AIRPORT HILTON
                        STATEMENTS OF CASH FLOWS
        FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED) AND
                    THE YEAR ENDED DECEMBER 31, 1996

                                                                       1997          1996
                                                                    ----------    ----------
                                                                    (unaudited)
Cash flows from operating activities:
  Net loss ......................................................   $ (819,869)   (2,230,522)
  Adjustments to reconcile net loss to net cash provided by (used
    in) operating activities:
    Depreciation expense ........................................      127,088       508,350
    Amortization of deferred financing costs ....................      437,499     1,749,996
    (Increase) decrease in accounts receivable ..................     (216,081)      248,464
    Decrease (increase) in inventory ............................          205      (334,418)
    Increase in escrow accounts .................................      (69,643)     (202,577)
    Decrease in deposits ........................................         --          17,671
    Decrease (increase) in other assets .........................        4,234       (45,232)
    Increase (decrease) in accounts payable and accrued expenses       850,273      (492,296)
                                                                    ----------    ----------
Net cash provided by (used in) operating activities .............      313,706      (780,564)
                                                                    ----------    ----------
Cash flows from investing activities-purchases of furniture and
  equipment .....................................................     (401,309)   (1,843,860)
                                                                    ----------    ----------
Cash flows from financing activities-capital contributions ......         --         139,563
                                                                    ----------    ----------

Net decrease in cash ............................................      (87,603)   (2,484,861)
Cash at beginning of period .....................................      224,725     2,709,586
                                                                    ----------    ----------
Cash at end of period ...........................................   $  137,122       224,725
                                                                    ==========    ==========
Supplemental disclosure of cash flow information:
Interest paid ...................................................   $  557,034     2,206,706
                                                                    ==========    ==========



See accompanying notes to financial statements.

NATIONAL AIRPORT HILTON
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1997 (UNAUDITED) AND DECEMBER 31, 1996


(1) ORGANIZATION

      The National Airport Hilton (the "Hotel") is located near National Airport in Arlington, Virginia. The Hotel has been operated under a franchise agreement with Hilton Inns, Inc. since 1983. The Hotel has 386 rooms, an indoor pool and fitness center, a lobby gift shop, and 24 hour security and room service. In addition, the Hotel has 17,000 square feet of convention and ballroom space.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION

      The accounts of the Hotel for the periods presented are included in the financial records of the partnership that owned the Hotel. The accompanying financial statements include the accounts of the Hotel only, as if they were a separate legal entity, and have been prepared using the accrual basis of accounting.

      ESCROW ACCOUNTS

      Escrow accounts represent amounts paid into a property tax and insurance escrow account.

      HOTEL PROPERTY

      Building, building improvements and land are stated at cost. Depreciation is computed on the building and building improvements using the straight-line method over their estimated useful lives of 40 years.

      Management periodically evaluates potential permanent impairment of the net carrying value of the Hotel. If the net carrying value of the Hotel exceeds its fair value, the excess is charged to operations. No impairment losses were recorded in 1997 or 1996.

      DEFERRED FINANCING COSTS

      Deferred financing costs are being amortized on a basis which approximates the interest method, over the two year term of the related loan.

      INVENTORY

      Inventory primarily consists of food and beverage, linens, silverware, and glassware and is stated at cost using the first-in, first-out method of inventory valuation.

      REVENUES

      Revenue is earned primarily through the operations of the Hotel and is recognized when earned.

      INCOME TAXES

      The Hotel is owned by a partnership, and therefore, any income taxes are reported by the individual partners.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and judgments that affect the reported amounts of assets and

NATIONAL AIRPORT HILTON
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

liabilities and disclosures of contingencies at the date of the financial statements and revenues and expenses recognized during the reporting period. Actual results could differ from those estimates.


(3) NOTES PAYABLE

      Notes Payable consisted of the following at March 31, 1997 and December 31, 1996:

                                                                                   March 31,     December 31,
                                                                                      1997           1996
                                                                                   -----------   -----------
                                                                                   (unaudited)
LEHMAN BROTHERS HOLDINGS INC.
Mortgage note payable to Lehman Brothers Holdings Inc. secured by a mortgage, deed of trust and assignment of leases and rents on the Hotel. Interest payable monthly at LIBOR plus 450 basis points (10.19% at March 31, 1997 and
  December 31, 1996) Balance is due November 21, 1997, however may be extended for one year with interest at LIBOR plus 550 basis points and an extension fee
  of two percent of the outstanding principal balance ..........................   $22,057,000    22,057,000

HILTON INNS, INC.
Loan payable to Hilton Inns, Inc., secured by a pledge and security agreement of
  (i) 95 percent of the partnership interests of the Hotel's owner and (ii) a security interest in the Hotel. Interest payable semi-annually at twelve
  percent with the balance due November 21, 1998 ...............................     1,500,000     1,500,000
                                                                                   -----------   -----------
                                                                                   $23,557,000    23,557,000
                                                                                   ===========    ==========



      The mortgage note payable to Lehman Brothers Holdings, Inc. requires the Hotel to pay additional interest of $3,500,000. In accordance with the terms of the note, the additional interest is considered fully earned at inception of the note, and is payable on the maturity date or upon its earlier repayment. These deferred interest costs are being amortized into interest expense over the twenty-four month term of the note.

(4) COMMITMENTS

      HOTEL MANAGEMENT AGREEMENT

      On November 5, 1995, the Hotel entered a 5-year management agreement with US Hotel Associates, the owner of the Hotel, for management of the Hotel. The management agreement provides for payment of a management fee of 4% of Gross Income, as defined in the agreement, payable monthly. Total management fees under this agreement were $102,345 (unaudited) for the three months ended March 31, 1997 and $457,607 for the year ended December 31, 1996.

(5) LICENSE AGREEMENT

      On November 21, 1995, the Hotel entered into an agreement with Hilton Inns, Inc. for a license and franchise to operate the Hotel under the Hilton name. The agreement provides for payment of a monthly fee of 2.5 percent (5 percent effective January 1997) of gross room sales. In addition, the agreement

NATIONAL AIRPORT HILTON
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(5) LICENSE AGREEMENT (CONTINUED)

requires the payment of a monthly advertising fee of 1 percent of gross room sales. The agreement terminates on November 30, 2005.

(6) SUBSEQUENT EVENTS

      On July 1, 1997, the Hotel was purchased by Capstar Hotel Company (Capstar) for approximately $36.5 million and will thereafter be owned and managed by Capstar.

      (b)   Pro Forma Financial Information:


CAPSTAR HOTEL COMPANY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     In April 1997, CapStar acquired a portfolio of six upscale, full-service hotels containing 1,358 rooms ("Highgate") from Highgate Hotels, Inc. and certain affiliated entities. The acquisition was funded through external borrowings and the issuance of operating partnership units ("OP Units"). In May 1997, these OP Units were partially converted to CapStar commom stock. In July 1997, CapStar acquired the Hotel. The acquisition was funded through external borrowings.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the aforementioned transactions had been consummated on March 31, 1997. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 1997 and the year ended December 31, 1996 are presented as if the aforementioned transactions had been consummated at the beginning of the respective periods. In management's opinion, all adjustments necessary to reflect the effects of the aforementioned transactions have been made.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations are not necessarily indicative of what the Company's actual financial position or operating results would have been had such events occurred as of an earlier date, nor does it purport to represent the future financial position or operating results of the Company.

                              CapStar Hotel Company

            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 March 31, 1997
                                 (in thousands)

                                                                                    National           Pro Forma
                                                                                     Airport        After Highgate
                                                                  Highgate           Hilton          and National
                                                                 Pro Forma          Pro Forma          Airport
                                             Historical (A)   Adjustments (B)    Adjustments (B)        Hilton
Assets
Cash ....................................   $        16,580   $        (1,046)   $           379   $        15,913
Property and equipment, net
  Land ..................................            67,431            10,955              7,372            85,758
  Building and improvements .............           311,463            83,817             28,013           423,293
  Furniture, fixtures and equipment .....            34,418             8,009              1,474            43,901
  Construction-in-progress ..............             3,588              --                 --               3,588
                                            ---------------   ---------------    ---------------   ---------------
Total property and equipment, net .......           416,900           102,781             36,859           556,540

Other assets ............................            57,488           (26,598)                25            30,915
                                            ---------------   ---------------    ---------------   ---------------
Total assets ............................   $       490,968   $        75,137    $        37,263   $       603,368
                                            ===============   ===============    ===============   ===============

Liabilities, Minority Interest and Equity
Other liabilities .......................   $        26,886   $           873    $           263   $        28,022
Long-term debt ..........................           166,764            42,000             37,000           245,764
                                            ---------------   ---------------    ---------------   ---------------
Total liabilities .......................           193,650            42,873             37,263           273,786
Minority interest .......................               612            21,264               --              21,876
Stockholders' equity ....................           296,706            11,000               --             307,706
                                            ---------------   ---------------    ---------------   ---------------
Total liabilities, minority interest and
  stockholders' equity ..................   $       490,968   $        75,137    $        37,263   $       603,368
                                            ===============   ===============    ===============   ===============


(A) Reflects the unaudited historical condensed consolidated balance sheet of CapStar as of March 31, 1997.

(B) Reflects CapStar's cost basis and financing for Highgate and the Hotel. Included in these adjustments are the use of deposits recorded at March 31, 1997 and the issuance and partial conversion of OP Units relating to the acquisition of Highgate.

                              CapStar Hotel Company

       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                        Three Months Ended March 31, 1997
                    (in thousands, except per share amounts)

                                                                                            National
                                                                                            Airport             Pro Forma
                                                                          Highgate           Hilton          After Highgate
                                                                          Pro Forma        Pro Forma          and National
                                                    Historical (A)     Adjustments (B)   Adjustments (B)     Airport Hilton
Revenue from hotel operations:
  Rooms                                            $        31,260    $         5,231    $         1,857    $        38,348
  Food and beverage                                         13,828              2,600                579             17,007
  Other operating departments                                2,149                586                122              2,857
Hotel management                                               871               --                 --                  871
                                                   ---------------    ---------------    ---------------    ---------------
Total revenue                                               48,108              8,417              2,558             59,083
                                                   ---------------    ---------------    ---------------    ---------------

Hotel operating expenses by department:
  Rooms                                                      7,764              1,390                435              9,589
  Food and beverage                                         11,231              2,054                491             13,776
  Other operating departments                                1,167                344                100              1,611
Undistributed operating expenses:
  Administrative and general                                 8,846                703                548             10,097
  Property operating costs                                   5,874              1,503                379              7,756
  Property taxes, insurance and other                        2,193                514                158              2,865
  Depreciation and amortization                              3,499                704                206              4,409
                                                   ---------------    ---------------    ---------------    ---------------
Total operating expenses                                    40,574              7,212              2,317             50,103
                                                   ---------------    ---------------    ---------------    ---------------

Net operating income                                         7,534              1,205                241              8,980
Interest expense, net                                        4,252                733                238              5,223
                                                   ---------------    ---------------    ---------------    ---------------
Income before minority interest and income taxes             3,282                472                  3              3,757
Minority interest                                              (48)              (237)              --                 (285)
                                                   ---------------    ---------------    ---------------    ---------------
Income before income taxes                                   3,234                235                  3              3,472
Income taxes                                                 1,294                 94                  1              1,389
                                                   ---------------    ---------------    ---------------    ---------------
Net income                                         $         1,940    $           141    $             2    $         2,083
                                                   ===============    ===============    ===============    ===============

Earnings per share (C)                             $          0.14                                          $          0.15
                                                   ===============                                          ===============


(A) Reflects the unaudited historical condensed consolidated statement of operations of CapStar for the three months ended March 31, 1997.

(B) Reflects the historical operations of Highgate and the Hotel adjusted for (i) the elimination of management fee expense, (ii) depreciation on the new cost basis, (iii) interest on the incremental debt individually attributable to these acquisitions based on the terms of the Company's credit facilities, (iv) minority interest and (v) Federal and state income taxes at CapStar's combined effective tax rate of 40%. Historical operations of the Hotel were obtained from the Hotel's unaudited financial statements for the three months ended March 31, 1997 included in this current report on Form 8-K.

(C) In computing pro forma earnings per share, income has been adjusted for certain minority interests. The weighted average number of common shares and common share equivalents for historical and pro forma earnings per share was 13,732,304 and 14,541,827, respectively.

                              CapStar Hotel Company

       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended December 31, 1996
                    (in thousands, except per share amounts)

                                                                                             National
                                                                                              Airport           Pro Forma
                                                                           Highgate           Hilton          After Highgate
                                                                           Pro Forma         Pro Forma          and National
                                                     Historical (A)     Adjustments (B)    Adjustments (B)     Airport Hilton
Revenue from hotel operations:
  Rooms                                             $        68,498    $        22,285               8,213             98,996
  Food and beverage                                          30,968              8,194               2,664             41,826
  Other operating departments                                 5,981              3,941                 597             10,519
Hotel management                                              4,345               --                  --                4,345
                                                    ---------------    ---------------     ---------------    ---------------
Total revenue                                               109,792             34,420              11,474            155,686
                                                    ---------------    ---------------     ---------------    ---------------

Hotel operating expenses by department:
  Rooms                                                      17,509              5,499               1,931             24,939
  Food and beverage                                          24,589              6,672               2,217             33,478
  Other operating departments                                 2,513              2,189                 406              5,108
Undistributed operating expenses:
  Aministrative and general                                  20,448              5,538               2,157             28,143
  Property operating costs                                   12,586              2,870               1,225             16,681
  Property taxes, insurance and other                         4,565              1,974                 676              7,215
  Depreciation and amortization                               8,248              2,815                 825             11,888
                                                    ---------------    ---------------     ---------------    ---------------
Total operating expenses                                     90,458             27,557               9,437            127,452
                                                    ---------------    ---------------     ---------------    ---------------

Net operating income                                         19,334              6,863               2,037             28,234
Interest expense, net                                        12,346              2,931                 951             16,228
                                                    ---------------    ---------------     ---------------    ---------------
Income before minority interest and income taxes              6,988              3,932               1,086             12,006
Minority interest                                                39               (888)               --                 (849)
                                                    ---------------    ---------------     ---------------    ---------------
Income before income taxes                                    7,027              3,044               1,086             11,157
Income taxes                                                  2,674              1,218                 434              4,326
                                                    ---------------    ---------------     ---------------    ---------------

Net income from continuing operations               $         4,353    $         1,826     $           652    $         6,831
                                                    ===============    ===============     ===============    ===============

Earnings per share from continuing operations (C)   $          0.31                                           $          0.49
                                                    ===============                                           ===============



(A) Reflects the historical condensed consolidated statement of operations of CapStar for the year ended December 31, 1996.

(B) Reflects the historical operations of Highgate and the Hotel adjusted for (i) the elimination of management fee expense, (ii) depreciation on the new cost basis, (iii) interest on the incremental debt individually attributable to these acquisitions based on the terms of the Company's credit facilities, (iv) minority interest and (v) Federal and state income taxes at CapStar's combined effective tax rate of 40%. Historical operations of the Hotel were obtained from the Hotel's audited financial statements for the year ended December 31, 1996 included in this current report on Form 8-K.

(C) In computing historical and pro forma earnings per share, income for the period from CapStar's initial public offering to December 31, 1996 is used. In computing pro forma earnings per share, income has also been adjusted for certain minority interests. The weighted average number of common shares and common share equivalents for historical and pro forma earnings per share was 12,754,321 and 13,563,844, respectively.

                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of

1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    CAPSTAR HOTEL COMPANY
                    (Registrant)



                    By:   /S/ John Emery
                       -------------------------------
                       John Emery
                       Chief Financial Officer


Dated:  August 13, 1997